EXHIBIT 5



         The undersigned hereby confirms that he intends to vote for the merger transaction between Multi-Market Radio, Inc. and SFX Broadcasting, Inc. approved by the Independent Committee and to vote against any competing transaction.




                                          /s/ Michael G. Ferrel
                                          -------------------------------------
                                          Michael G. Ferrel

                                          Dated: April 11, 1996





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